Exhibit 10.1
Execution Copy
FORBEARANCE AND AMENDMENT AGREEMENT
     THIS FORBEARANCE AND AMENDMENT AGREEMENT (the “Agreement”) is made as of September 3, 2009, by and among THE MERIDIAN RESOURCE CORPORATION, a Texas corporation (the “Borrower”), the undersigned Guarantors (the “Guarantors”), the several banks, financial institutions and other entities from time to time parties to the Credit Agreement (as defined below) (collectively, the “Lenders”), and FORTIS CAPITAL CORP. (“Fortis” or the “Administrative Agent”), as administrative agent for the Lenders.
RECITALS:
     WHEREAS, the Borrower, Fortis as Administrative Agent, and the Lenders have entered into an Amended and Restated Credit Agreement dated as of December 23, 2004, as amended by that certain First Amendment to Credit Agreement dated as of February 25, 2008, and further amended by that certain Second Amendment to Credit Agreement dated as of December 19, 2008 (as so amended, the “Credit Agreement”);
     WHEREAS, as of the date hereof certain Events of Default have occurred and are continuing, or are anticipated to occur, under the Credit Agreement as set forth in Appendix I to this Agreement (the “Designated Events of Default”);
     WHEREAS, the Borrower acknowledges and agrees that as a result of the occurrence of the Designated Events of Default: (i) the Administrative Agent and the Lenders are entitled to accelerate the Obligations, to seek immediate payment in full of the Obligations, and to exercise their rights and remedies under the Loan Documents; and (ii) the Lenders have no obligation to make further Loans or otherwise extend credit to the Borrower under the Loan Documents or otherwise; and
     WHEREAS, the Borrower has requested that the Administrative Agent and Lenders forbear from accelerating the Obligations and from taking present action to collect payment in full of the Obligations, and from exercising any other rights and remedies under the Loan Documents with respect to the Designated Defaults, and the Administrative Agent and Lenders have agreed to do so under the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, each of the Administrative Agent, the Lenders, the Borrower and the Guarantors agree as follows:
     1. Definitions.
     (a) Certain Capitalized Terms. Capitalized terms defined in the Recitals section of this Agreement are incorporated herein by this reference and are used herein as so defined. Capitalized terms used and not defined in this Agreement (including in the Recitals section of this Agreement) shall have the meanings assigned to such terms in the Credit Agreement.

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     (b) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below:
     “Borrower Merger Agreement” means an agreement, subject to the approval of the Required Lenders, pursuant to which the Borrower will merge with or into or be acquired by or transfer all or substantially all of its assets to another Person, which transaction shall be consummated no later than October 30, 2009 (unless otherwise agreed by the Required Lenders pursuant to Section 10(b) hereof).
     “Capital Expenditures” means the sum of the aggregate amount of all expenditures of the Credit Parties for fixed or capital assets that, in accordance with GAAP, would be classified as capital expenditures.
     “Capital Infusion Agreement” means an agreement, subject to the approval of the Required Lenders, pursuant to which one or more Persons will contribute capital to the Borrower (which contribution may take the form of the purchase of capital stock or a subordinated loan), which contribution shall be consummated no later than October 30, 2009 (unless otherwise agreed by the Required Lenders pursuant to Section 10(b) hereof), in an amount sufficient to enable the Borrower to prepay the Revolving Credit Loans in an amount equal to 100% of the Borrowing Base Deficiency set forth in Section 3 hereof.
     “CIT” has the meaning assigned to it in Section 6(a) of this Agreement.
     “CIT Loan Agreement” means that Credit Agreement dated as of May 1, 2008, by and among TMR Drilling Corporation, as borrower, the CIT Group/Equipment Financing, Inc., as administrative agent, and the lenders party thereto.
     “CIT Prepayment” has the meaning assigned to it in Section 6(a) of this Agreement.
     “Credit Parties” means the Borrower and each Guarantor.
     “Designated Events of Default” has the meaning first set forth above.
     “Excess Cash Flow” means an amount equal to (i) the lowest projected cash balance on hand for each month during the Forbearance Period as set forth in the cash flow budget furnished to the Administrative Agent pursuant to Section 6(k)(v) hereof, less (ii) $2.0 million.
     “Forbearance Default” means each of the occurrences set forth in Section 11 of this Agreement.
     “Forbearance Period” has the meaning assigned to it in Section 2(a) of this Agreement.

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     “Guarantee” has the meaning assigned to it in Section 8(e) of this Agreement.
     “Lender Prepayment” has the meaning assigned to it in Section 7(a) of this Agreement.
     “Orion” means Orion Drilling Company, LLC, a Texas limited liability company.
     “Orion Day Work Rig Contracts” means (i) that certain Drilling Bid Proposal and Daywork Drilling Contract — U.S., dated as of February 12, 2007, by and between The Meridian Resource & Exploration LLC, a Delaware limited liability company, and Orion, and (ii) that certain Drilling Bid Proposal and Daywork Drilling Contract — U.S., dated as of August 9, 2007, as amended by letter dated September 4, 2008, by and between The Meridian Resource & Exploration LLC, a Delaware limited liability company, and Orion Drilling Company, LP, a Texas limited partnership.
     “Orion Transaction” means the transaction among the Borrower, TMR Drilling, CIT and Orion described in Appendix II of this Agreement.
     “Purchase and Sale Agreement” means an agreement, subject to the approval of the Required Lenders, pursuant to which the Credit Parties agree to sell one or more Oil and Gas Properties, which sale shall be consummated no later than October 30, 2009 (unless otherwise agreed by the Required Lenders pursuant to Section 10(b) hereof) for net proceeds sufficient to prepay the Revolving Credit Loans in an amount equal to 100% of the Borrowing Base Deficiency set forth in Section 3 hereof, plus any incremental Borrowing Base Deficiency resulting from such sales.
     “Released Parties” has the meaning assigned to it in Section 13 of this Agreement.
     “Shell” has the meaning assigned to it in Section 6(i) of this Agreement.
     “TMR Drilling” has the meaning assigned to it in Section 6(a) of this Agreement.
     2. Agreement to Forbear.
     (a) Forbearance. During the period (the “Forbearance Period”) commencing on the Effective Date (as defined below) and ending on the earlier to occur of: (i) 5:00 p.m. (Central Time) on the earlier of (x) the date which is 91 days following the consummation of the Orion Transaction, or (y) December 4, 2009, subject to Section 2(b) hereof; or (ii) the date that any Forbearance Default occurs, and subject to the other terms and conditions of this Agreement, the Administrative Agent and Lenders agree that they

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will forbear from exercising any right or remedy arising as a result of the Designated Events of Default, in consideration of the Borrower’s agreements, covenants, releases and waivers contained in this Agreement. Upon the expiration or termination of the Forbearance Period: (x) such forbearance shall automatically terminate, and (y) the Administrative Agent and Lenders shall be entitled to exercise any and all of their rights and remedies under this Agreement, the Credit Agreement and the other Loan Documents without further notice.
     (b) Upon the consent of the Required Lenders to extend the date for consummation of the transactions contemplated by the Borrower Merger Agreement, Capital Infusion Agreement, or Purchase and Sale Agreement pursuant to Section 10(b) hereof, the Required Lenders shall be deemed to have consented to the extension of and the Forbearance Period shall be automatically extended for an equivalent period of time. Except as expressly provided herein, the Borrower agrees that the Administrative Agent and Lenders shall have no obligation to extend the Forbearance Period.
     (c) Extension of Borrowing Base Deficiency Payment. In addition to the forbearance set forth in Section 2(a) above, the Administrative Agent and Lenders agree to extend the date for compliance with Section 4.10 of the Credit Agreement (payment of the Borrowing Base Deficiency set forth in Section 3 hereof) until the termination or expiration of the Forbearance Period.
     (d) No Waiver, Restatement or Amendment. Notwithstanding the Administrative Agent’s and Lenders’ agreement to forbear set forth in Section 2(a) above: (i) such forbearance by the Administrative Agent and Lenders is not intended, shall not constitute, and shall not be construed or interpreted to constitute a waiver of the Designated Events of Default, or of any other default which may now or hereafter exist under the Loan Documents, (ii) this Agreement and such forbearance by the Administrative Agent and Lenders shall not constitute a restatement of the indebtedness evidenced by the Notes and secured by the Security Documents; and (iii) this Agreement and such forbearance by the Administrative Agent and Lenders shall not constitute an amendment or modification of the Loan Documents, except as expressly provided for herein. Except as expressly provided for herein, (x) the terms and conditions of the Credit Agreement and any other Loan Document are and shall remain in full force and effect, and the same are hereby ratified and confirmed by the Credit Parties in all respects, and (y) the Administrative Agent and Lenders reserve all rights, privileges and remedies granted under the Credit Agreement and the other Loan Documents, this Agreement and any other contract or instrument between any Credit Party, Administrative Agent and/or Lenders, and such rights, privileges and remedies may, at the Administrative Agent’s or Lenders’ sole election, be exercised at any time and from time to time and without notice, except to the extent notice is required (and is not waived) under the Loan Documents.
     (e) No Future Loans. The Borrower acknowledges that nothing in this Agreement shall be construed as creating any obligation whatsoever on the part of the Administrative Agent and Lenders to make any Loans or other extensions of credit to or for the benefit of the Borrower.

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     3. Outstanding Indebtedness. The Borrower hereby acknowledges and confirms that as of the date of this Agreement, (a) the outstanding aggregate principal amount of the Revolving Credit Commitment of all the Lenders (including, without limitation, all undrawn amounts in respect of outstanding Letters of Credit) is $94.5 million; (b) a Borrowing Base Deficiency exists in the amount of $34.5 million; and (c) the payment of such amounts set forth in clauses (a) and (b) above is not subject to any defenses, counterclaim, recoupment or offset of any kind.
     4. Reserved.
     5. Forbearance Fee. In consideration of the agreements set forth herein, the Lenders party to this Agreement shall be entitled to a forbearance fee of 1.00% of the aggregate outstanding Obligations of the Borrower as of the date of this Agreement payable to the Administrative Agent for the ratable benefit of such Lenders. Such forbearance fee shall be fully earned as of the date of this Agreement, but shall be payable as follows: (i) one-quarter on the effectiveness of this Agreement, (ii) one-quarter on the date which is one month thereafter, (iii) one-quarter on the date which is two months thereafter, and (iv) any unpaid amount of such fee on the date the Forbearance Period terminates.
     6. Amendments to the Credit Agreement. The Borrower, Administrative Agent and the Lenders agree that the Credit Agreement will be amended as follows:
     (a) CIT Loan Agreement. Neither TMR Drilling Corporation, a Texas corporation (“TMR Drilling”), the Borrower nor any other Subsidiary of the Borrower shall make any prepayment or repayment of principal to the CIT Group/Equipment Financing, Inc. (“CIT”) under the CIT Loan Agreement, except that TMR Drilling may make a prepayment of up to $1.0 million to CIT (the “CIT Prepayment”) pursuant to the CIT Loan Agreement following the sale of undeveloped Properties not included in the Borrowing Base which results in net proceeds to the Borrower or its affiliates sufficient to make such CIT Prepayment and the Lender Prepayment pursuant to Section 4.5(a) of the Credit Agreement; provided that, such CIT Prepayment is made upon or after the execution and delivery of the documents evidencing the Orion Transaction on terms and conditions satisfactory to the Required Lenders which are generally set forth in Appendix II to this Agreement.
     (b) Payments to CIT. For each calendar month after the date hereof, provided that the Lenders have received the monthly payment due for such month under Section 7 of this Agreement, TMR Drilling may make an additional payment of principal and interest to CIT under the CIT Loan Agreement for such month in an amount not to exceed $220,000.00 per month.
     (c) Capital Expenditures. No Credit Party shall make cumulative Capital Expenditures during the Forbearance Period in excess of 115% of the capital expenditure amounts set forth in the cash flow budgets furnished to the Administrative Agent pursuant to Section 6(k)(v) below.
     (d) Meetings with Borrower. At the request of the Administrative Agent or the Required Lenders, the Borrower shall make available to the Lenders at least once a

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month its senior officers to discuss the Borrower’s operations and its efforts to accomplish the transactions described in Section 10(a) hereof.
     (e) Borrowing Base Compliance. Section 4.10 of the Credit Agreement is amended in its entirety to read as follows:
     “4.10 Borrowing Base Compliance.
     (a) If at any time the Aggregate Revolving Credit Exposure of the Lenders exceeds the Borrowing Base then in effect (any such excess, the ‘Borrowing Base Deficiency’) (including as a result of a redetermination in connection with the incurrence of Subordinated Indebtedness provided for in Section 8.2(f)), the Administrative Agent shall promptly notify the Borrower of such Borrowing Base Deficiency. Within ten (10) days from the date of such notification, the Borrower shall notify the Administrative Agent that the Borrower elects to take one of the following actions:
     (i) Execute and deliver to the Administrative Agent within thirty (30) days of such election supplemental or additional Security Documents, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, securing payment of the Notes and the other Obligations and covering additional Oil and Gas Properties owned by the Borrower or any of its Subsidiaries which are not then included in the Borrowing Base having a value (determined by the Administrative Agent in its sole discretion) sufficient to eliminate the Borrowing Base Deficiency;
     (ii) Make a payment with respect to the Obligations within thirty (30) days of such election (which shall be applied, or held for application, as the case may be, by the Administrative Agent to the payment of the aggregate unpaid principal amount of those Loans then outstanding and then Letter of Credit Outstandings) in an aggregate principal amount sufficient to eliminate such Borrowing Base Deficiency; or
     (iii) Make three (3) consecutive prepayments of principal of the outstanding Loans, each of which shall be in an amount equal to one-third of the amount of the Borrowing Base Deficiency, commencing within thirty (30) days of such election, and continuing on (or, at the Borrower’s option, before) the same day of each succeeding month thereafter until such Borrowing Base Deficiency has been eliminated by such prepayments.
     (b) Failure of the Borrower to make the election provided for in subsection (a) above, or failure of the Borrower, having made such election, to deliver the Security Documents or make any payment required

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under subsection (a) above, as applicable, shall be considered an Event of Default under Section 9 hereof.”
     (f) Limitation on Indebtedness. Subsection 8.2(i) of the Credit Agreement is amended in its entirety to read as follows and a new Section 8.2(j) is added to the Credit Agreement as follows:
     “(i) Indebtedness incurred by the Borrower or any of its Subsidiaries to finance insurance premiums related directly or indirectly to their drilling operations and insurance customary to the Borrower’s business operations (including, without limitation, directors and officers liability coverage), each as consistent with past practices; and
     (j) Indebtedness of the Borrower and its Wholly-Owned Subsidiaries created, incurred or assumed after August 11, 2009 not otherwise permitted pursuant to this Section 8.2, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $500,000.00 at any one time outstanding.”
     (g) Limitation on Sale of Assets. Subsection 8.6(d) of the Credit Agreement is amended in its entirety to read as follows:
     “(d) the Disposition of any Oil and Gas Properties included in the Borrowing Base, provided that (i) a portion of the Net Proceeds of such Disposition equal to the amount by which the Borrowing Base has been reduced pursuant to Section 4.9(f) as a result of such Disposition shall be applied within three Business Days after the receipt of such Net Proceeds toward the prepayment of the Loans, and (ii) the aggregate value (determined by reference to the most recent Reserve Report) of all Oil and Gas Properties so Disposed of in any fiscal year of the Borrower shall not exceed 10% of the most recent and effective Borrowing Base;”
     (h) Limitation on Dividends. Notwithstanding any provision in Section 8.7(b) of the Credit Agreement, the Borrower may not redeem or repurchase any part of its Capital Stock.
     (i) Limitation on Investments. Section 8.8(k) of the Credit Agreement is amended in its entirety as follows:
“To the extent constituting an Investment, payment obligations of the Borrower with respect to the Borrower’s obligations under the CIT Loan Agreement in connection with the sale and transfer of TMR Drilling’s interest in the Triton Drilling Rig to Orion.”
     (j) Events of Default. Section 9(e) of the Credit Agreement is amended by substituting “$1,000,000” for “$4,000,000” at each place where the latter term appears in such section.

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     (k) Shell Arbitration. No Credit Party shall make any payment or transfer of Property, without the prior approval of the Required Lenders, to SWEPI, LP or Shell Oil Company (together, “Shell”), by way of settlement or otherwise, relating to the arbitration proceeding involving Shell’s claim for indemnification for costs and expenses in connection with the Purchase and Sale Agreement dated effective October 1, 1997 between Shell Western E&P Inc. and The Meridian Resource Exploration Company and the Agreement and Plan of Merger dated March 27, 1998 by and among the Borrower LOPI Acquisition Corp., Shell Louisiana Onshore Properties, Inc, and Louisiana Onshore Properties, Inc.
     (l) Reporting Requirements. In addition to the reporting and notification requirements set forth in Section 7 of the Credit Agreement, the Borrower shall furnish to the Administrative Agent and to each of the Lenders:
     (i) within 45 days after the end of each calendar month commencing September 15, 2009 for July 2009, an unaudited balance sheet and income statement for such month (i.e. July 2009) and projections for the month in which delivery thereof is made (i.e. September 2009) in the same form as the financial information furnished to the Administrative Agent on April 15, 2009, including a variance analysis comparing actual results to budgets delivered pursuant to clause (v) below with explanations as to material variances.
     (ii) within 20 days of the end of each calendar month commencing September 20, 2009 for August 2009, a monthly liquidity report for such month (i.e. August 2009) which shall include information on accounts receivable aging and accounts payable aging, and a list of the cash balances of the Borrower and its Subsidiaries.
     (iii) on the 15th and last day of each calendar month, commencing September 15, 2009, a status report on the transactions described in Section 10(a) below.
     (iv) on the 15th and last day of each calendar month, commencing September 15, 2009, a production report specifying the estimated net volumes of the oil and gas produced by the Borrower and its Subsidiaries for the fifteen (15) day period ending fifteen (15) days prior to the such applicable reporting date.
     (v) no later than ten (10) days prior to the first Business Day of each month, a cash flow budget, subject to the approval of the Administrative Agent, for the three-month period commencing with such month, and on or before Friday of each week, a budget-to-actual report for the previous week, the form of such cash flow budget and the form of such budget-to-actual report to be approved by the Administrative Agent.
     (m) Bank Accounts. With the exception of the account at Comerica Securities noted on Appendix III hereto, the Borrower shall not have, at any time, any bank accounts which are not subject to a perfected security interest in favor of the Banks by

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virtue of a three-party control agreement in form and substance satisfactory to the Banks, or by virtue of any other method of perfection satisfactory to the Banks. Further, not later than September 15, 2009, the Borrower shall close or cause to be closed those accounts at JPMorgan Chase Bank (Texas) noted on Appendix III hereto.
     7. Payments by the Borrower.
     (a) Upon the effectiveness of this Agreement, the Borrower shall pay to the Lenders an amount equal to $1.5 million, less any payments made to the Lenders after August 24, 2009 (the “Lender Prepayment”).
     (b) On or before the Monthly Payment Dates set forth below, the Borrower shall pay to the Administrative Agent for the account of the Lenders with respect to the months of July, August, September, October and November 2009, the greater of: (i) 100% of the amount of the Excess Cash Flow for each such month, or (ii) the following minimum monthly payments:

Month	Payment Amount	Payment Date
July	$750,000; provided, that if on or prior to September 3, 2009 the Borrower shall have made the Lender Prepayment to the Lenders in accordance with Section 7(a) above, this payment amount shall be reduced to $500,000	The Effective Date of this Agreement
August	$1.0 million	September 10, 2009
September	$1.0 million	October 9, 2009
October	$1.0 million	November 10, 2009
November	$1.0 million	December 10, 2009
     (c) For the avoidance of doubt, the total amount of payments to be made by the Borrower to the Lenders from August 24, 2009 through and including the Effective Date of this Agreement will be at least $2.0 million.
     (d) Amounts paid to the Administrative Agent pursuant to Section 7(a) above shall be applied to pay the outstanding principal amount of the Revolving Credit Loans.
     8. Ratifications, Representations and Warranties.
     (a) Ratification of Loan Documents and Liens. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Credit Party, the Administrative Agent and Lenders agree that the Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each

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Credit Party further expressly acknowledges and agrees that the Lenders have a valid, non-avoidable, enforceable and perfected security interest in and lien against each item of collateral described in the Security Documents, and that such security interest and lien secures the payment Obligations and the performance of all other obligations of the Borrower under the Loan Documents.
     (b) General Representations and Warranties. Each Credit Party hereby jointly and severally represents and warrants to the Administrative Agent and Lenders that (i) the execution, delivery and performance of this Agreement has been duly authorized by all requisite organizational action on the part of such Credit Party and will not violate the constituent organizational documents of such Credit Party, contravene any contractual restriction, any law, rule or regulation or court or administrative decree or order binding on or affecting such Credit Party or result in, or require the creation or imposition of any lien, security interest or encumbrance on any of the properties of such Credit Party; (ii) this Agreement has been duly executed and delivered by each Credit Party and is the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms; (iii) subject to the existence of the Designated Events of Default, the representations and warranties contained in the Credit Agreement and any Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (iv) except for the Designated Events of Default, no Default or Event of Default under the Credit Agreement has occurred and is continuing; (v) except for the Designated Events of Default, such Credit Party is in full compliance with all covenants and agreements contained in the Loan Documents; and (vi) absent the effectiveness of this Agreement, the Administrative Agent and Lenders are entitled to exercise immediately their respective rights and remedies under the Loan Documents, including, but not limited to, the right to accelerate the maturity of the Obligations and enforce their rights and remedies under the Security Documents.
     (c) Bank Accounts. Attached as Annex III is a listing of each bank account maintained by each Credit Party as of the date hereof.
     (d) Consultant. The Credit Parties acknowledge and confirm that, pursuant to Section 11.5(b) of the Credit Agreement, the Lenders are entitled to engage the services of one financial consulting firm, at the expense of the Borrower, to advise the Administrative Agent and the Lenders on the financial condition, business, assets, liabilities, and prospects of the Borrower.
     (e) Ratification of Guarantees. Each of the Guarantors hereby acknowledges and consents to all of the terms and conditions of this Agreement and hereby ratifies and confirms its respective guarantee under the Guarantee dated as of December 23, 2004 (the “Guarantee”) for the benefit of the Administrative Agent and Lenders. Each Guarantor hereby represents and acknowledges that the execution and delivery of this Agreement shall in no way change or modify its obligations as a guarantor under the Guarantee and shall not constitute a waiver by either the Administrative Agent or Lenders of any of either the Administrative Agent’s or Lenders’ rights against such Guarantor.

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     9. Conditions Precedent. This Agreement shall become effective (the “Effective Date”) upon receipt by the Administrative Agent, on behalf of the Lenders, of:
     (a) A copy of this Agreement executed by the Required Lenders;
     (b) A forbearance agreement executed by CIT in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;
     (c) A forbearance agreement executed by Orion in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;
     (d) A forbearance agreement executed by Fortis or its Affiliate as Hedge Parties in form and substance reasonably satisfactory to the Administrative Agent and Lenders;
     (e) A tri-party control agreement, in form and substance satisfactory to the Administrative Agent, governing the Credit Parties’ bank accounts listed on Appendix III hereto and maintained at Comerica Bank;
     (f) A copy of the resolution, in form and substance satisfactory to the Administrative Agent, of the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement; and
     (g) Payment of all fees due and owing to the Administrative Agent and Lenders.
     10. Conditions Subsequent.
     (a) On or before September 30, 2009, the Borrower shall:
     (i) execute the Borrower Merger Agreement and deliver a copy thereof to the Administrative Agent; or
     (ii) execute the Capital Infusion Agreement and deliver a copy thereof to the Administrative Agent; or
     (iii) execute the Purchase and Sale Agreement and deliver a copy thereof to the Administrative Agent.
     (b) The transactions contemplated by the Borrower Merger Agreement, Capital Infusion Agreement, or Purchase and Sale Agreement, whichever is executed in accordance with clause (a) above, shall be consummated by October 30, 2009, unless such date is extended with the consent of the Required Lenders to allow for any necessary buyer diligence and obtaining shareholder and other necessary approvals to consummate such transactions, which date shall in no event be later than December 31, 2009.

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     (c) The sale of Properties pursuant to the Purchase and Sale Agreement shall, in accordance with Section 4.9(f) of the Credit Agreement, result in mandatory reductions of the Borrowing Base as determined by the Required Lenders based on values assigned thereto by the Administrative Agent in the most recent Borrowing Base redetermination. The net sales proceeds from such sale of Properties shall be utilized to prepay the Revolving Credit Loans in an amount equal to 100% of the Borrowing Base Deficiency set forth in Section 3 hereof, plus any incremental Borrowing Base Deficiency resulting from such sale.
     11. Termination of Forbearance Period. The Forbearance Period shall terminate upon the occurrence of any of the following (a “Forbearance Default”):
     (a) An Event of Default (other than the Designated Events of Default) under the Credit Agreement shall occur;
     (b) The failure by the Borrower or any other Credit Party to perform any covenant or otherwise comply with the terms of this Agreement. For the avoidance of doubt, the failure by the Credit Parties to comply with the Conditions Subsequent set forth in Section 10 hereof shall be considered a Forbearance Default.
     (c) The failure to consummate the Orion Transaction by September 4, 2009;
     (d) The commencement of litigation or legal proceedings by any creditor of the Credit Parties (other than the Administrative Agent or the Lenders) to collect Indebtedness due and owing by such Credit Party in an aggregate amount equal to or greater than $1.0 million.
     12. The Administrative Agent’s Covenants.
     (a) Upon request by the Borrower, the Administrative Agent shall promptly notify the Borrower in writing of the Borrowing Base attributable to any Oil and Gas Property identified in such request.
     (b) The Administrative Agent agrees that while this Agreement is in effect, it will not deliver a Secured Party Notice of Event of Default to Comerica Bank with respect to the tri-party control agreement referred to in Section 9(d) hereof relating to any Designated Event of Default hereunder.
     13. Miscellaneous Provisions.
     (a) Survival of Representations and Warranties. All representations and warranties made in any Loan Document shall survive the execution and delivery of this Agreement, and no investigation by the Administrative Agent or Lenders or any closing shall affect the representations and warranties or the right of the Administrative Agent or Lenders to rely upon them.
     (b) Limitation on Relationship between Parties. The relationship of the Administrative Agent and Lenders, on the one hand, and the Credit Parties, on the other

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hand, has been and shall continue to be, at all times, that of creditor and debtor. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection therewith or in the Loan Documents shall be deemed or construed to create a fiduciary relationship between the parties.
     (c) Expenses of the Administrative Agent or Lenders. The Borrower agrees to pay on demand all reasonable costs and out-of-pocket expenses incurred by the Administrative Agent and Lenders in connection with the preparation, negotiation, execution and enforcement of this Agreement and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Administrative Agent’s and Lenders’ legal counsel, and all costs and expenses incurred by the Administrative Agent and Lenders in connection with the enforcement or preservation of any rights under any Loan Document.
     (d) Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     (e) Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and no other Person shall have any right, benefit or interest under or because of the existence of this Agreement.
     (f) Amendments; Interpretation. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of each Credit Party and the Required Lenders, and no waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
     (g) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument, and all signature pages transmitted by electronic transmission shall be considered as original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signatures of each other party.
     (h) Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
     (i) Further Assurances. Each Credit Party agrees to execute such other and further documents and instruments as the Administrative Agent may request to

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implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Credit Agreement and the other Loan Documents.
     (j) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
     (k) Release. EACH CREDIT PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, RECOUPMENT, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL, OR ANY PART OF ITS LIABILITY TO REPAY THE ANY OBLIGATIONS ARISING UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE ADMINISTRATIVE AGENT OR LENDERS (OR ANY OF THEM). EACH CREDIT PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT AND LENDERS, THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, REPRESENTATIVES, OWNERS, AFFILIATES, SUCCESSORS, TRANSFEREES AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH SUCH CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST ANY RELEASED PARTY, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM OR ARISING IN CONNECTION WITH ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND/OR NEGOTIATION OF, OR EXECUTION OF, THIS AGREEMENT. IT IS AGREED THAT THE SCOPE OF THIS RELEASE UNDER THIS PARAGRAPH SHALL INCLUDE ALL CLAIMS, DEMANDS OR CAUSES OF ACTION ARISING IN WHOLE OR PART FROM THE NEGLIGENCE OR STRICT LIABLITY OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER RELEASED PARTY. EACH CREDIT PARTY HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF, ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR

Forbearance Agreement [Meridian]	14

DEMANDS OF ANY NATURE AGAINST ANY OF THE RELEASED PARTIES ARISING OUT OF OR RELATED TO A RELEASED PARTY’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT, THE OBLIGATIONS, INDEBTEDNESS AND OTHER OBLIGATIONS OF A CREDIT PARTY TO A RELEASED PARTY. EACH CREDIT PARTY AGREES TO INDEMNIFY AND HOLD THE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM ANY AND ALL MATTERS RELEASED PURSUANT TO THIS PARAGRAPH. EACH CREDIT PARTY ACKNOWLEDGES THAT THE AGREEMENTS IN THIS PARAGRAPH ARE INTENDED TO BE IN FULL SATISFACTION OF ALL OR ANY ALLEGED INJURIES OR DAMAGES TO EACH CREDIT PARTY, ITS SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, ASSIGNS AND PERSONAL AND LEGAL REPRESENTATIVES ARISING IN CONNECTION WITH SUCH MATTERS RELEASED PURSUANT TO THE OTHER PROVISIONS OF THIS PARAGRAPH. EACH CREDIT PARTY REPRESENTS AND WARRANTS TO LENDER THAT IT HAS NOT PURPORTED TO TRANSFER, ASSIGN OR OTHERWISE CONVEY ANY RIGHT, TITLE OR INTEREST OF A CREDIT PARTY IN ANY RELEASED MATTER TO ANY OTHER PERSON AND THAT THE FOREGOING CONSTITUTES A FULL AND COMPLETE RELEASE OF EACH CREDIT PARTY’S CLAIMS WITH RESPECT TO ALL SUCH MATTERS. THE PROVISIONS OF THIS SECTION 13(k) AND THE REPRESENTATIONS, WARRANTIES, RELEASES, WAIVERS, REMISES, ACQUITTANCES, DISCHARGES, COVENANTS, AGREEMENTS AND INDEMNIFICATIONS CONTAINED HEREIN (A) CONSTITUTE A MATERIAL CONSIDERATION FOR AND INDUCEMENT TO THE ADMINISTRATIVE AGENT AND LENDERS ENTERING INTO THIS AGREEMENT, (B) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY DUTY, OBLIGATION OR LIABILITY OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO A CREDIT PARTY OR ANY OTHER PERSON, (C) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY LIABILITY, WRONGDOING, OR VIOLATION OF ANY OBLIGATION, DUTY OR AGREEMENT OF THE ADMINISTRATIVE AGENT OR A LENDER TO A CREDIT PARTY OR ANY OTHER PERSON, AND (D) SHALL NOT BE USED AS EVIDENCE AGAINST THE ADMINISTRATIVE AGENT OR A LENDER BY A CREDIT PARTY OR ANY OTHER PERSON FOR ANY PURPOSE.
     (l) Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE ADMINISTRATIVE AGENT AND LENDERS AND ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Forbearance Agreement [Meridian]	15

     (m) Submission to Jurisdiction. Each Credit Party agrees that all disputes among them and the Administrative Agent or any Lender arising out of, connected with, related to, or incidental to the relationship established between them in this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by the courts of the State of Texas, the federal courts sitting therein, and appellate court from any thereof. Each Credit Party waives in all disputes any objection that any of them may have to the location of the court considering the dispute which court shall have been chosen in accordance with the foregoing.
     (n) Loan Documents. This Agreement shall constitute a Loan Document.
     (o) Final Agreement. THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AGREEMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND LENDERS.
[Signature Pages Follow]

Forbearance Agreement [Meridian]	16

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

THE CREDIT PARTIES BORROWER: THE MERIDIAN RESOURCE CORPORATION
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

Forbearance Agreement [Meridian]	17

GUARANTORS: CAIRN ENERGY USA, INC.
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

THE MERIDIAN RESOURCE & EXPLORATION LLC
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

THE MERIDIAN PRODUCTION CORPORATION
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

THE MERIDIAN RESOURCE CORPORATION
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

FBB ANADARKO CORP.
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

TE TMR CORP.
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

Forbearance Agreement [Meridian]	18

SUNDANCE ACQUISITION CORPORATION
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

LOUISIANA ONSHORE PROPERTIES LLC
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

TMR DRILLING CORPORATION
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

TMR EQUIPMENT CORPORATION
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

Forbearance Agreement [Meridian]	19

ADMINISTRATIVE AGENT: FORTIS CAPITAL CORP., as Administrative Agent, Co-Lead Arranger, Bookrunner, Issuing Lender, and a Lender
By:	/s/ David Montgomery
	Name:	David Montgomery
	Title:	Director

By:	/s/ Darrell Holley
	Name:	Darrell Holley
	Title:	Managing Director

Forbearance Agreement [Meridian]	20

THE LENDERS: THE BANK OF NOVA SCOTIA, as Co-Lead Arranger, Syndication Agent, and a Lender
By:	/s/ James Forward
	Name:	James Forward
	Title:	Managing Director

Forbearance Agreement [Meridian]	21

COMERICA BANK, as a Lender
By:	/s/ Matt Turner
	Name:	Matt Turner
	Title:	Corporate Banking Officer

Forbearance Agreement [Meridian]	22

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Justin M. Alexander
	Name:	Justin M. Alexander
	Title:	Vice President

Forbearance Agreement [Meridian]	23

ALLIED IRISH BANKS plc, as a Lender
By:	/s/ Robert F. Moyle
	Name:	Robert F. Moyle
	Title:	Senior Vice President

By:	/s/ Jim Dennehy
	Name:	Jim Dennehy
	Title:	Director

Forbearance Agreement [Meridian]	24

Appendix I
Designated Events of Default
1.	Failure to provide the financial statements required under Section 7.1(a) of the Credit Agreement for the Borrower’s fiscal year ended December 31, 2008 without a “going concern” or like qualification or exception.

2.	Failure to deliver additional or amended Security Documents upon the occurrence of an Event of Default in accordance with Section 7.9(d) of the Credit Agreement.

3.	As of the end of each of the Borrower’s fiscal quarters ended December 31, 2008, March 31, 2009 and June 30, 2009, and the Borrower’s fiscal quarter ending September 30, 2009, failure to maintain a ratio of consolidated current assets of the Borrower and its Subsidiaries to consolidated current liabilities of the Borrower and its Subsidiaries (in each case, as adjusted) of at least 1.0 to 1.0 in accordance with Section 8.1(e) of the Credit Agreement.

4.	Violation of Section 9(e) due to the occurrence of certain defaults under the Hedging Agreements and the CIT Loan Agreement.

5.	Failure to eliminate Borrowing Base Deficiency described in that certain Notice of Deficiency dated April 13, 2009 within ninety (90) days of April 30, 2009.

6.	Netting under employee benefit plans the net result of which was a stock repurchase by the Borrower.

7.	Failure to timely deliver financial statements and related certificates for the fiscal year ended December 31, 2008 and each of the fiscal quarters ended March 31, 2009 and June 30, 2009 and the reports required under Section 7.2(c) of the Credit Agreement.

8.	Failure to provide timely notice of any of the foregoing to the Lenders or the Administrative Agent.

Forbearance Agreement [Meridian]	Appendix I

Appendix II
Orion Transaction
1.	Borrower continues to pay off the CIT debt in accordance with its terms over the remaining period of the CIT note on the current amortization schedule.

2.	The Equipment Lease for the Triton Rig is amended to provide for the following:
(a)	extend the term of the Equipment Lease concurrently with the amortization period of the CIT note;

(b)	provide for quarterly netting of amounts owed by Orion or by Borrower to each other under the Equipment Lease and under the Triton and Taurus drilling contracts, and if any such net amount is owing by Borrower to Orion, such amount will accrue and be due but not payable until the maturity date of the CIT note (as set forth in the current amortization schedule or by acceleration);

(c)	all other terms of the Equipment Lease remain the same and continue in full force and effect.
3.	Borrower agrees to give Orion a lien on the Triton Rig to secure all amounts accrued and owing to Orion each quarter under the netting arrangement described in paragraph 2(b) above. The Orion lien will be subordinated to CIT’s existing lien on the Triton Rig.

4.	Borrower will have an option to put the rig to Orion in satisfaction of any unpaid amounts accrued under the netting arrangement described in paragraph 2(b) above, and the put option will be exercisable within 15 days after the maturity date of the CIT note (as set forth in the current amortization schedule or by acceleration).

5.	Borrower would continue to be named insured on the Triton Rig for property damage coverage until title to the Triton Rig passes to Orion.

6.	Orion would execute a Forbearance Agreement in which it agrees not to exercise any of its rights or remedies under the Equipment Lease or either of the Triton and Taurus drilling contracts for a forbearance period that expires 15 days after the maturity date of the CIT note (as set forth in the current amortization schedule or by acceleration).

7.	At the closing of the Orion transaction, Borrower makes a prepayment to CIT in an amount equal to $1.0 million, and in exchange, CIT executes a forbearance agreement in which it agrees not to exercise any of its rights and remedies for 90 days under the CIT loan documents.

8.	Within 15 days after Borrower makes the final payment on the CIT note, and in full satisfaction of any unpaid amounts accrued under the netting arrangement described in paragraph 2(b) above, Borrower can elect to either exercise its option to put the Triton Rig to Orion or make a payment to Orion equal to such accrued and unpaid amounts. At such time, Orion also will release Borrower from any and all other obligations under the Equipment Lease and each of the Triton and Taurus drilling contracts.

Forbearance Agreement [Meridian]	Appendix II

Appendix III Bank Accounts

Depositary		Named Borrower
Institution	Purpose of Account	Entity on Account

Controlled Disbursement Account(s)

Comerica Bank	Treasury Management	The Meridian Resource & Exploration LLC

Comerica Bank	Treasury Management	The Meridian Resource & Exploration LLC

*JPMorgan Chase Bank (Texas)	Treasury Management	The Meridian Resource & Exploration LLC

*JPMorgan Chase Bank (Texas)	Treasury Management	The Meridian Resource & Exploration LLC

Other Operational Accounts

Comerica Bank	Treasury Management (Payroll)	The Meridian Resource & Exploration LLC

Comerica Bank	Treasury Management	The Meridian Resource & Exploration LLC

Comerica Bank	Treasury Management	The Meridian Resource & Exploration LLC

Comerica Bank	Treasury Management	TMR Drilling Corporation

Comerica Bank	Treasury Management (Payroll)	TE TMR Corp.

Comerica Bank	Treasury Management	CAIRN Energy USA, Inc.

Comerica Bank	Treasury Management	Sundance Acquisition Corporation

Comerica Bank	Treasury Management	The Meridian Resource & Exploration LLC

Comerica Bank	Treasury Management	The Meridian Resource Corporation

Forbearance Agreement [Meridian]	Appendix III — 1

Depositary		Named Borrower
Institution	Purpose of Account	Entity on Account
Comerica Bank	Treasury Management	The Meridian Resource Corporation (Del.)

***Comerica Securities (Dreyfus Government Cash Management Fund)	Suspended/Disputed Revenues	The Meridian Resource & Exploration LLC — LM

*JPMorgan Chase Bank (Texas)	Treasury Management	The Meridian Resource & Exploration LLC

*JPMorgan Chase Bank (Texas)	Treasury Management	The Meridian Resource & Exploration LLC

**JPMorgan Chase Bank (Texas)	Trust Account	The Meridian Resource Corporation Trust FBO M. Mayell

**JPMorgan Chase Bank (Texas)	Trust Account	The Meridian Resource Corporation Trust FBO J. Reeves

*	Notice of closure for this account will given to the bank, and the account will be closed, as promptly as possible after the Effective Date.

**	Notice of closure for this account has already been given to the bank and the process to close the account is underway.

***	This account contains disputed third party royalty funds payable and shall not be subject to the control agreement referenced in Section 9(d).

Forbearance Agreement [Meridian]	Appendix III — 2